Exhibit 99.2

SINOENERGY CORPORATION
1603-1604, Tower B Fortune Centre Ao City
Beiyuan Road, Chaiyang District
Beijing, P.R. China 100106

August 11, 2010

Abax Nai Xin A Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Street
Central, Hong Kong SAR

Abax Jade Ltd.
c/o Abax Global Capital (Hong Kong) Limited
Suite 6708, 67/F Two International Finance Centre
8 Finance Street
Central, Hong Kong SAR

CCIF Petrol Limited
Kingston Chambers, PO Box 173
Road Town, Tortola
British Virgin Islands

Re: Sinoenergy Corporation

Ladies and Gentlemen:

    Reference is made to the letter agreement dated December 17, 2009 (the "December 2009 Agreement") by and among Sinoenergy Corporation, a Nevada corporation (the "Company"), Abax Nai Xin A Ltd., Abax Jade Ltd. and CCIF Petrol Limited (collectively, the "Noteholders" and each, individually, a "Noteholder").

    Each Noteholder hereby agrees that Section 5 of the December 2009 Agreement is hereby amended by changing the reference to March 31, 2010 to September 30, 2010.

    Except as amended by the preceding paragraph, the December 2009 Agreement shall continue in full force and effect.

    This Letter shall be binding upon the Company, the Noteholders and their successors and assigns and each Noteholder shall affix a copy of this Letter to each Note to which it is a holder.

    Please confirm your agreement with the foregoing.

[Signatures on following page]

Abax Nai Xin A Ltd.
Abax Jade Ltd.
CCIF Petrol Limited
August 11, 2010

SINOENERGY CORPORATION

By:	/s/ Huang Bo
Name: Huang Bo
Title: Chief Executive Officer

AGREED TO:

ABAX NAI XIN A LTD.			ABAX JADE LTD.		CCIF PETROL LIMITED

By:	/s/ Frank Qian	By:	/s/ Frank Qian	By:	/s/ Andrew Lo
Name:	Frank Qian	Name:	Frank Qian	Name:	Andrew Lo
Title:	Director	Title:	Director	Title:	Authorized Representative